February 28, 2005 File: 100-

FILED VIA SEDAR

TO:

B.C. Securities Commission
Ontario Securities Commission
Quebec Securities Commission

Dear Sirs:

Re:

Mineral Reserves and Mineral
Resources Estimation – East Mine Crown Pillar

Further to the Company’s news release and Material Change Report dated January 31, 2005, please find enclosed herewith the following documents, prepared in accordance with the Canadian Standards of Disclosure for Mineral Projects as defined by National Instrument 43-101:

  Technical Report - Resources and reserves assessment of the East Mine pillar, Casa Berardi complex Aurizon Mines Ltd., dated February 10, 2005, prepared by Geostat Systemes International Inc., in both French and English.

  Consent of Author, in both French and English.

Should you have any questions concerning the enclosed documents, please do not hesitate to contact the Company at the numbers written above.

Yours very truly,

AURIZON MINES LTD.

“Signed”  Julie A.S. Kemp
Corporate Secretary

/jask
Enclosures

cc:\encl
(VIA COURIER):                Toronto Stock Exchange

                                            American Stock Exchange (English Versions Only)

(VIA EDGAR
– FORM 6K)                      U.S. Securities and Exchange Commission

                                           (English Versions Only)

cc:                                       DuMoulin Black

                                           Attn:  Sargent H. Berner/Mary Collyer

                                           Sherman & Sterling

                                           Attention:  Christopher Cummings